Exhibit 10.7.

QUESTAR CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated effective January 1, 2005

QUESTAR CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated effective January 1, 2005)

ARTICLE I

PURPOSE

This Supplemental Executive Retirement Plan is intended to enable Questar Corporation and its participating affiliates to attract and retain key management personnel by providing them with supplemental retirement benefits to compensate them for the limitations imposed by federal tax laws on benefits payable from the Questar Corporation Retirement Plan.  This Plan is intended to be an unfunded, “top-hat” arrangement providing deferred compensation to “a select group of management or highly compensated employees,” with the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

This Plan was amended and restated in its entirety after approval by Questar Corporation’s Board of Directors on February 8, 2005 in a good faith attempt at compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as enacted by the American Jobs Creation Act of 2004.  The Plan is hereby amended and restated again, effective January 1, 2005, in good faith compliance with Section 409A, to reflect Internal Revenue Service final regulations and guidance issued subsequent to the February 8, 2005 amendment and restatement.  Nothing in this amendment and restatement or in the February 8, 2005 amendment and restatement is intended to constitute a material modification of the terms and conditions of the Plan with respect to amounts deferred prior to January 1, 2005.

ARTICLE II

DEFINITIONS

The following terms, when used herein, shall have the meanings set forth below, unless a different meaning is plainly required by the context:

2.1

“Accrued Benefit” has the meaning set forth in the Retirement Plan.

2.2

“Board” means the Board of Directors of Questar Corporation or any successor company.

2.3

“Change in Control” has the meanings set forth in Section 15.1.

2.4

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.5

“Committee” means the Management Performance Committee of the Company’s Board.

2.6

“Company” means Questar Corporation or any successor company, or, where the context requires, any Participating Corporation.

2.7

“Compensation Limit” means the annual limit of compensation that may be taken into account for purposes of providing benefits under tax-qualified retirement plans, as specified in Section 401(a)(17) of the Code and updated from time to time.

2.8

"Disability" means a condition that renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  A Participant shall not be considered to be disabled unless he furnishes proof of the existence of such disability in such form and manner as may be required by regulations promulgated under, or applicable to, Code Section 409A.

2.9

“Distribution Date” has the meaning set forth in Section 7.3.

2.10

“Distribution Event” has the meaning set forth in Section 7.3.

2.11

“Earliest Retirement Age” has the meaning set forth in the Retirement Plan.

2.12

“EIRP” means the Company’s Executive Incentive Retirement Plan, as amended or restated from time to time.

2.13

“Eligible Employee” means an employee of the Company or any Participating Corporation that has an accrued benefit under the Retirement Plan and that (i) receives or is expected to receive compensation in any calendar year in excess of the Compensation Limit, or (ii) has deferred compensation under any of the Company’s non-qualified deferred compensation plans.

2.14

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15

“Key Employee” means a “specified employee” defined in Code Section 409A(a)(2)(B)(i) and relevant guidance issued thereunder.

2.16

“Participant” means any Eligible Employee who has become a participant in the Plan pursuant to Article IV.

2.17

“Participating Corporation” means any entity that is affiliated with the Company and whose employees are or were covered by the Company’s Retirement Plan.

2.18

“Plan” means the plan set forth in and created by this document.

2.19

“Retirement Date” means the first date as of which any benefits under the Retirement Plan commence to either the Participant or the Participant’s spouse or beneficiary.

2.20

“Retirement Income” has the meaning given such term in the Retirement Plan.

2.21

“Retirement Plan” means the Questar Corporation Retirement Plan, as amended or restated from time to time, or any successor plan.  If not otherwise defined, capitalized words or terms used in the Plan shall have the same definitions used in the Retirement Plan.

2.22

“Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A of the Code and the regulations thereunder, and any successor legislation or guidance that amends, supplements, or replaces same.

2.23

“Separation from Service” means a termination of employment as provided under Code section 409A and the regulations promulgated thereunder, as such may be amended, supplemented or replaced.

1.24

“Supplemental Retirement Benefit” means the retirement benefit payable to Participants and their beneficiaries under the terms of this Plan.

ARTICLE III

EFFECTIVE DATE

The Plan was originally effective January 1, 1987.  The Company’s Equalization Benefit Plan was merged into the Plan effective May 19, 1998.  This amended and restated Plan document is effective January 1, 2005.

ARTICLE IV

PARTICIPATION IN THE PLAN AND ELIGIBILITY FOR BENEFITS

4.1

General.  Any individual who was a Participant in this Plan as of December 31, 2004 shall continue to participate in the Plan on and after the effective date of this amendment and restatement.  Any individual who was not a Participant in the Plan as of December 31, 2004 shall become a Participant in the Plan if (and when) he or she becomes an Eligible Employee and receives written notification from the Committee, or its designee, that the individual has been selected to participate in the Plan.  Once a Participant, the individual shall be eligible to accrue Supplemental Retirement Benefits under the Plan.

4.2

Failure of Eligibility.  If the Committee determines, in its sole and absolute discretion, that any Participant is no longer an Eligible Employee or no longer qualifies as a member of a select group of management or highly compensated employees of the Employer, the Participant shall cease active participation in this Plan and all accruals under this Plan by or on behalf of the Participant shall cease.  The Committee’s determination shall be final and binding on all persons.

4.3

Vesting.  Each Participant who first becomes eligible to participate in this Plan prior to January 1, 2008 shall be vested in his or her Supplemental Retirement Benefits under the Plan upon becoming vested in his or her Accrued Benefit under the Retirement Plan.  Each Participant who first becomes eligible to participate in the Plan on or after January 1, 2008 shall vest in his or her Supplemental Retirement Benefits under the Plan upon the later of (i) the date he or she becomes vested in his or her Accrued Benefit under the Retirement Plan, or (ii) the earlier of (x) the date that is 13 months from the date such individual first becomes a Participant in the Plan, provided such individual remains in the employment of the Company or a Participating Company continuously throughout such 13 month period, (y) the date the Participant dies or becomes Disabled, or (z) the occurrence of a Section 409A Change in Control.  In the event the Participant terminates employment without having vested in his or her Supplemental Retirement Benefits under the Plan, all such benefits shall be forfeited immediately upon such termination of employment.

ARTICLE V

SUPPLEMENTAL RETIREMENT BENEFITS

Supplemental Retirement Benefits shall generally be equal to (i) the total amount of Retirement Income that would have been payable under the Retirement Plan (whether to the Participant or his spouse or beneficiary) if the limitation on annual benefits imposed by Section 415 of the Code and the limitation on annual compensation imposed by Section 401(a)(17) of the Code were not applicable and the Participant had not voluntarily chosen to defer any compensation under the terms of the Company’s nonqualified deferred compensation plans, less (ii) the aggregate of (x) the actual Retirement Income payable under the Retirement Plan (whether to the Participant or his spouse or beneficiary) and (y) the benefits accrued under the EIRP (if any) (whether payable to the Participant or his spouse or beneficiary).  The specific amount of Supplemental Retirement Benefits payable shall be calculated in accordance with Article VI and Article VII hereof.

ARTICLE VI

PRE-CODE SECTION 409A SUPPLEMENTAL RETIREMENT BENEFITS

6.1

Applicability of Section.  This Article VI shall apply to that portion of a Participant’s Supplemental Retirement Benefit that is an “amount deferred’ prior to January 1, 2005 (“Pre 409A Benefit”), as determined pursuant to Section 409A, Treas. Regulation 1.409A-6(a)(3), and any subsequent guidance.  It is the intent of this Plan that all Pre 409A Benefits be grandfathered pursuant to the statutory effective date rules of Code Section 409A and not be subject to the requirements of, or tax due under, Code Section 409A.

6.2

Default Time and Form of Distribution.  Except as provided in Sections 6.3 or 6.4, below, Pre 409A Benefits shall be paid in the same form, to the same recipients, and at the same time as Retirement Income is paid under the Retirement Plan.

6.3

Option Forms of Distribution.

(a)

Election of Option Form of Benefit.  A Participant has a one-time election to receive Pre 409A Benefits in a lump sum or in up to four annual installments, commencing on, or at a date specified by the Participant after, the Retirement Date.  Any such election must require that all Pre 409A Benefits (including credited interest thereon) be paid in full within five years of the Retirement Date.  The Participant shall make the election at least one year prior to the Retirement Date and shall indicate (i) whether distribution is to be made in a lump sum or in installments, and if installments, the number thereof, and (ii) the date on which distribution is to commence.  In the event a Participant selects an optional form of benefit and elects to commence distributions as of the Retirement Date, payment shall commence on such date or as soon thereafter as is administratively practicable.  If the Participant fails to make an election at least one year prior to the Retirement Date, distribution of the Participant’s Pre 409A Benefit shall commence in accordance with Section 6.2, above.

(b)

Lump Sum Default Upon Failure to Notify Participant.  Notwithstanding the foregoing, a Participant who has not been advised that he may receive Pre 409A Benefits and has not received an opportunity to make an optional form of distribution election at least one year prior to his Retirement Date shall receive any Pre 409A Benefit in one lump sum payment on the Retirement Date or as soon thereafter as is administratively practicable.

6.4

Calculation of Optional Form of Benefit.  The Committee shall calculate all lump sum or annual installment distributions of Pre 409A Benefits by first determining the lump-sum present value of the Pre 409A Benefit on the Retirement Date using a standard mortality table referred to as the 1983 Group Annuity Mortality and an interest rate equal to 80% of the average of the IRS 30-year Treasury Securities Rates for the six-month period preceding the Participant’s Retirement Date (the “Pre 409A Lump Sum Amount”).  To the extent Pre 409A Benefits are paid after the Retirement Date, the Pre 409A Lump Sum Amount (to the extent not yet distributed) will be credited with monthly interest through the date(s) of distribution calculated using the appropriate 30-year Treasury bond quoted in the Wall Street Journal on the first business day of each month.  The appropriate 30-year Treasury bond shall be the bond that has the closest maturity date (by month) preceding the date on which the interest is to be credited.

6.5

Effect of Death on Optional Form of Distribution.

(a)

Death After Retirement Date.  In the event the Participant has selected (or will receive) an optional form of distribution pursuant to Section 6.3(a) or (b) and dies after the Retirement Date, Pre 409A Benefits (to the extent remaining) shall be paid to the beneficiary selected by the Participant pursuant to Article XIV below at the same time and in the same amounts as would have been paid to the Participant had he not died.

(b)

Death Prior to Retirement Date.  In the event the Participant has selected (or will receive) an optional form of distribution pursuant to Section 6.3(a) or (b) and dies prior to the Retirement Date, the Pre 409A Benefit as of the Retirement Date shall be calculated in accordance with the principles set forth in Article V, taking into account the death of the Participant and the effect such death has on the calculation of Retirement Income.  The Pre 409A Benefit (as calculated pursuant to the preceding sentence and Section 6.4) shall be payable to the beneficiary selected by the Participant pursuant to Article XIV below in accordance with the distribution election made by the Participant.

ARTICLE VII

SUPPLEMENTAL RETIREMENT BENEFITS SUBJECT TO CODE SECTION 409A.

7.1

Applicability of Section.  This Section 7 shall apply to that portion of a Participant’s Supplemental Retirement Benefit that is an “amount deferred’ on and after January 1, 2005 (“Post 409A Benefit”), as determined pursuant to Section 409A, Treas. Regulation 1.409A-6(a)(3), and any subsequent guidance.  It is the intent of this Plan that all distributions of Post 409A Benefits be made in accordance with the distribution requirements of Section 409A.

7.2

Distribution Elections.

(a)

Any individual that first becomes a Participant in the Plan on or after January 1, 2008 may, to the extent permissible under Code Section 409A and the guidance thereunder, elect the time and form of distribution of Post 409A Benefits from among the options available under Sections 7.3 and 7.4 below, provided such election is made within thirty (30) days of first becoming a Participant in the Plan.  Any such election must require that all Post 409A Benefits (including credited interest thereon) be paid in full within five years of the Distribution Date (defined below).  In the event the Participant fails to make timely such election or in the event such election is not permissible under Code Section 409A, the Participant’s Post 409A Benefits shall be distributed at the default time and in the default form specified in Sections 7.2(c), below.

(b)

Any individual that first becomes a Participant in the Plan prior to January 1, 2008 may make an election on or prior to December 31, 2007 as to the time and form of distribution of Post 409A Benefits.  The election shall specify the time and form of distribution of Post 409A Benefits from the options available under Sections 7.3 and 7.4 below, and shall be consistent with the requirements of Code Section 409A and the transitional guidance issued thereunder.  Any such election must require that all Post 409A Benefits (including credited interest thereon) be paid in full within five years of the Distribution Date (defined below). If any distribution election submitted in accordance with this Section prior to December 31, 2006 either (i) relates to payments that a Participant would otherwise receive in 2006, or (ii) would cause payments to be made in 2006, such election shall not be effective.  If any distribution election submitted in accordance with this Section on or after January 1, 2007 but prior to December 31, 2007 either (i) relates to payments that a Participant would otherwise receive in 2007, or (ii) would cause payments to be made in 2007, such election shall not be effective.  In the event the Participant does not timely make a valid and effective election under this Section, distribution shall commence pursuant to the default time and form of distribution established in 7.2(c), below.

(c)

Default.  The default time and form of distribution of Post 409A Benefits shall be a lump sum distribution as soon as administratively feasible following the later of (i) the Participant’s 55th birthday, or (ii) the earliest to occur of the Participant’s death, Disability, or Separation from Service (as defined below).

7.3

Time of Distribution.  A Participant may elect to receive a distribution of Post 409A Benefits on, or at a designated date following, the later of (i) the Participant’s 55th birthday, or (ii) the occurrence of any of the following (which shall be the “Distribution Event”):

(a)

the Participant’s Disability;

(b)

the Participant’s Separation from Service; or

(c)

the Participant’s death.

The Participant may designate different distribution dates for the different events specified in Section 7.3(a), (b), and (c), above; provided, however, that distribution cannot commence prior to the Participant’s 55th birthday or later than the Participant’s 65th birthday.  The actual date on which distribution commences shall be the “Distribution Date.”

7.4

Forms of Distribution.  A Participant may elect to receive a distribution of Post 409A Benefits in a single lump sum or in up to four (4) annual installments commencing on the Distribution Date; provided, however, that all Post 409A Benefits shall be distributed within five (5) years of the Distribution Date.  The Participant may designate different forms of distribution for the different Distribution Events specified in Section 7.3 (a), (b), and (c), above.

7.5

Determination of Post 409A Benefit.  Post 409A Benefits shall be calculated in accordance with the principles set forth in Article V on the earliest to occur of (i) the Distribution Date, or (ii) the Participant’s actual Retirement Date under the Retirement Plan.  For purposes of clarity, the calculation of such benefit shall take into account the Participant’s marital status and any related subsidies as of the date such benefit is determined, and shall, in the event that the Participant’s death is the Distribution Event, take into account the effect that the death of the Participant has on the calculation of Retirement Income.

7.6

Calculation of Benefits.  The Committee shall calculate all distributions of Post 409A Benefits by first determining the lump-sum present value of the Post 409A Benefit (as determined pursuant to Section 7.5) on the date on which such benefit is calculated pursuant to Section 7.5, using a standard mortality table referred to as the 1983 Group Annuity Mortality table and an interest rate equal to 80% of the average of the IRS 30-year Treasury Securities Rates for the six-month period preceding the Distribution Date (the “Post 409A Lump Sum Amount”).  To the extent Post 409A Benefits are paid after the date on which such benefits are calculated, the Post 409A Lump Sum Amount (to the extent not yet distributed) will be credited with monthly interest through the date(s) of distribution calculated using the appropriate 30-year Treasury bond quoted in the Wall Street Journal on the first business day of each month.  The appropriate 30-year Treasury bond shall be the bond that has the closest maturity date (by month) preceding the date on which the interest is to be credited.

7.7

Effect of Death on Distributions.

(a)

Death After Distribution Event.  In the event the Participant dies after a Distribution Event has occurred, Post 409A Benefits (to the extent remaining) shall be paid to the beneficiary selected by the Participant pursuant to Article XIV below at the same time and in the same amounts as would have been paid to the Participant had he or she not died.

(b)

Death as a Distribution Event.  In the event the Participant’s death is the Distribution Event for Post 409A Benefits, such benefits shall be paid to the beneficiary selected by the Participant pursuant to Article XIV below in accordance with the distribution election made by the Participant.

7.8

Key Employees.  In the event a Participant is a Key Employee, distribution of Post 409A Benefits on account of the Key Employee’s Separation from Service cannot commence before the date that is six (6) months after the date of the Key Employee’s separation from service (the “Key Employee Distribution Date”).  In such event, any and all payments that would otherwise be made to the Participant prior to the Key Employee Distribution Date shall be withheld by the Company until the Key Employee Distribution Date and paid on such date or as soon thereafter as is administratively feasible.  All delayed payments will be credited with interest as specified in Section 7.6, above.  This paragraph shall not apply to any payments that are attributable to a Distribution Event other than a Separation from Service or that would otherwise be (and are) made on or after the Key Employee Distribution Date.

ARTICLE VIII

FUNDING

The Supplemental Retirement Benefits payable under this Plan shall be paid by the Company and Participating Corporations out of general assets.  In its discretion, the Board may establish a trust fund or make other arrangements to assure payment of the Supplemental Retirement Benefits.  Until paid or made available to a Participant or beneficiary, all assets of any trust fund or any account established by the Company shall be solely the property of the Company and shall be subject to the claims of the general creditors of the Company by means of writs, orders of attachment, garnishment, levies of execution or any other manner in which a general creditor seeks to satisfy its claims against the Company.  The Participants and their beneficiaries shall be unsecured creditors of the Company with respect to the Supplemental Retirement Benefits provided for in this Plan.

ARTICLE IX

ALLOCATION OF COSTS

The cost of Supplemental Retirement Benefits paid to or on behalf of Retired Participants shall be allocated to and be the responsibility of the Company and the Participating Corporations for which the Participants performed services, and shall be divided among the Company and the Participating Companies in the same manner as contributions under the Retirement Plan are divided with respect to such Participant.

ARTICLE X

ADMINISTRATION

10.1

Committee to Administer and Interpret Plan.  The Committee shall administer the Plan and shall have all discretion and power necessary for that purpose.  The Committee shall have the discretion, authority, and power to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan and determinations of eligibility to participate and to receive distributions under this Plan, as may arise in connection with this Plan.  Any individual serving on the Committee shall not vote or act on any matter relating solely to himself.  When making a determination or calculation, the Committee shall be entitled to rely on information supplied by a Participant, beneficiary, or the Company, as the case may be.  If a trust has been established, the Committee shall direct the trustee concerning all payments from the trust fund in accordance with the provisions of the Plan and the trust agreement and shall have such other powers in the administration of the trust fund as may be conferred upon it by the trust agreement.  The Committee shall maintain all records of the Plan except records of the trust fund if a trust has been established.

10.2

Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents (including officers and other employees of the Company) and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

10.3

Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4

Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee and any employee to whom duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such employee.

10.5

Employer Information.  To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the disability (as defined above), death or Separation from Service of a Participant, and such other pertinent information as the Committee may reasonably require.

10.6

Agent for Legal Process.  The Committee shall be agent of the Plan for service of all legal process.

ARTICLE XI

CLAIMS PROCEDURE

11.1

Filing a Claim.  All claims shall be filed in writing by the Participant, his or her beneficiary, or the authorized representative of either, by completing the procedures that the Committee requires.  The procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.  All claims under this Plan shall be filed in writing with the Committee according to the Committee’s procedures no later than one year after the occurrence of the event that gives rise to the claim.  If the claim is not filed within the time described in the preceding sentence, the claim shall be barred.

11.2

Review of Initial Claim.

(a)

Initial Period for Review of the Claim.  The Committee shall review all materials and shall decide whether to approve or deny the claim.  If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within a reasonable time after the claim is filed but not later than ninety (90) days after the Committee receives the claim. The notice shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and a description of the Plan’s review procedures, including the applicable time limits and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b)

Extension.  If the Committee determines that special circumstances require an extension of time for processing the claim, it shall give written notice to the claimant and the extension shall not exceed ninety (90) days.  The notice shall be given before the expiration of the ninety (90) day period described in Section 11.2(a) above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

11.3

Appeal of Denial of Initial Claim.  The claimant may request a review upon written application, may review pertinent documents, and may submit issues or comments in writing.  The claimant must request a review within a reasonable period of time prescribed by the Committee.  In no event shall such a period of time be less than sixty (60) days.

11.4

Review of Appeal.

(a)

Initial Period for Review of the Appeal.  The Committee shall conduct all reviews of denied claims and shall render its decision within a reasonable time, but not less than sixty (60) days of the receipt of the appeal by the Committee. The claimant shall be notified of the Committee’s decision in a notice, which shall set forth the specific reason(s) for the denial, reference to the specific plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant’s claim, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following a denial of the appeal.

(b)

Extension.  If the Committee determines that special circumstances require an extension of time for reviewing the appeal, it shall give written notice to the claimant and the extension shall not exceed sixty (60) days.  The notice shall be given before the expiration of the sixty (60) day period described in Section 11.3 above and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render its decision.

11.5

Form of Notice to Claimant.  The notice to the claimant shall be given in writing or electronically and shall be written in a manner calculated be understood by the claimant.  If the notice is given electronically, it shall comply with the requirements of Department of Labor Regulation § 2520.104b-1(c)(1)(i), (iii), and (iv).

11.6

Discretionary Authority of Committee.  The Committee shall have full discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan, to construe any and all terms of the Plan, and to find and construe all facts.

ARTICLE XII

AMENDMENT OR TERMINATION

The Board may at any time amend, modify, or terminate this Plan; provided, however, that no such amendment may alter in any way the time, form, or amount of benefits payable to any retired Participant or their surviving spouse or beneficiary, nor shall any such amendment, modification, or termination adversely affect the rights of any Participant to receive Supplemental Retirement Benefits earned prior to such action.  Notwithstanding the foregoing, the Company may, in its sole discretion, amend the Plan without the consent of the Participant or his or her spouse or beneficiary (even if such amendment is adverse to their interests and/or benefit under the Plan) to the minimum extent necessary to meet the requirements of Code Section 409A.

ARTICLE XIII

SUCCESSOR TO THE COMPANY

The Company shall require any successor or assign, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company, to assume and agree to pay any Supplemental Retirement Benefits in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

ARTICLE XIV

BENEFICIARIES

Each Participant may designate one or more beneficiaries to receive any lump sum or installment payments distributable under this Plan on or after the Participant’s death.  In the absence of an effective beneficiary designation as to all or any part of any lump sum or installment payments, payment of such amounts shall be made to the Participant’s beneficiary under the Questar Corporation Employee Investment Plan, if any, or, if none, to the designated beneficiary under the Company’s Basic Life Insurance Plan, if any, or, if none, to the personal representative of the Participant’s estate.

ARTICLE XV

CHANGE IN CONTROL

15.1

Payments.

(a)

Section 409A Change in Control.  In the event that a Section 409A Change in Control of the Company occurs and a Participant dies, becomes Disabled, or experiences a Separation from Service within two years of the 409A Change in Control, the Participant (or his beneficiary) shall receive a lump-

sum payment of all accrued Supplemental Retirement Benefits within 30 days of such death, Disability or Separation from Service; provided, however, that any Post 409A Benefit shall be subject to the provisions of Section 7.8.

(b)

Other Change in Control.  In the event that a Change in Control occurs that is not a Section 409A Change in Control, and the Participant dies, becomes disabled, or experiences a Separation from Service within three years of the Change in Control, the Participant shall receive a lump sum payment of all Pre-409A Benefits within 30 days of such death, Disability, or Separation from Service, and the Participant’s Post 409A Benefit shall be distributed in accordance with the Participant’s elections under Article VII

(c)

Calculation of Benefits.  Supplemental Retirement Benefits (both Pre 409A and Post 409A) shall be calculated in accordance with the principles set forth in Article V and Article VII, except that the date of distribution established under this Section 15.1 shall be the Distribution Date for purposes of calculating such benefits.  To the extent the Distribution Date under this Section 15.1 precedes the Earliest Retirement Age under the Retirement Plan, the Supplemental Retirement Benefits payable shall be reduced by the applicable actuarial and supplemental factors set forth in the Plan for lump sum distributions, and, to the extent that the Retirement Plan’s applicable actuarial or supplemental factors do not contemplate a distribution as of such Distribution Date, the Committee shall extrapolate such factors in good faith, in its sole discretion.

15.2

Change in Control Definition.  A Change in Control of the Company shall be deemed to have occurred if (i) any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act’)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, as of May 19, 1998, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company’s stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.  A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

15.3

Payment of Legal Fees for Disputes Following a Change in Control.  The Company agrees to pay as incurred, to the full extent permitted by law, and in accordance with Section 409A, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Participant, or others following a Change in Control regarding the validity or enforceability of, or liability under, any provision of this Plan or any guarantee of performance thereof (including as a result of any contest by the Participant about the amount of any payment pursuant to this Plan), plus interest at the rate set forth Section 7.6, herein.  The foregoing right to legal fees and expenses shall not apply to any contest brought by a Participant (or other party seeking payment under the Plan) that is found by a court of competent jurisdiction to be frivolous or vexatious.

ARTICLE XVI

MISCELLANEOUS

16.1

No Assignment or Alienation.

(a)

General.  Except as provided in subsection (b) below, the Supplemental Retirement Benefits provided for in this Plan shall not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution or other legal or equitable process.  Any attempt by any Participant or any beneficiary to anticipate, assign or alienate any portion of the Supplemental Retirement Benefits provided for in this Plan shall be null and void.

(b)

Exception: QDRO.  The restrictions of subsection (a) shall not apply to a distribution to an “alternate payee” (as defined in Code section 414(p)) pursuant to a “qualified domestic relations order” (“QDRO”) within the meaning of Code section 414(p)(11).  The Committee shall have the discretion, power, and authority to determine whether a domestic relations order is a QDRO.  Upon a determination that an order is a QDRO, the Committee shall direct the Employer or the Trustee, as the case may be, to distribute to the alternate payee or payees named in the QDRO as directed by the QDRO.

16.2

Not An Employment Contract.  This Agreement is not a contract of employment, and any Participant may terminate his or her employment, or his or her employment may be terminated by the Company, at any time, subject to the terms and conditions of any employment agreements between the Participant and the Employer.

16.3

Furnishing Information.  A Participant or his or her beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder.

16.4

Payments to Incompetents.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.5

Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

16.6

Code Section 409A Savings Clause.  It is the intent of the Company that all payments and benefits under this Plan be made in accordance with Code Section 409A or an exception thereto.  To the extent that any payment or benefit would violate Code Section 409A the Committee shall delay or restructure such payment or benefit to the minimum extent necessary to avoid the application of Code Section 409A.

16.7

Distribution in the Event of Taxation.  If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes subject to tax under Code Section 409A prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Employer, or if applicable, the trustee, shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Supplemental Retirement Benefit under the Plan).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

16.8

Governing Law.  To the extent not preempted by federal law, this Plan shall be governed by the laws of the State of Utah, without regard to conflicts of law principles.

Executed on the date set forth below to be effective for all purposes as set forth herein.

QUESTAR CORPORATION

Plan Sponsor

__________________________________

By:

Keith O. Rattie

Chairman, President & CEO

Date:______________________________